SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[x] Definitive Information Statement

Supreme Realty Investments, Inc.
(Name of Registrant As Specified In Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SUPREME REALTY INVESTMENTS, INC.
No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City, P.R. China

INFORMATION STATEMENT

This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) will be mailed on or about June 30, 2006 to the stockholders of record as of June 6, 2006 (the “Record Date”) of Supreme Realty Investments, Inc., a Nevada corporation (the “Company”) in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of May 24, 2006.

The actions to be taken pursuant to the written consent shall be taken on or about July 20, 2006, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Zujun Xu
Zujun Xu
Chairman of the Board

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT
OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES
OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS, DATED MAY 24, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated May 24, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about July 20, 2006:

1. The Articles of Incorporation will be amended and restated to effect a one (1) for ten (10) reverse stock split, whereby, as of the Record Date, each stockholder shall receive one share for every ten shares then owned.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 200,000,000 shares of common stock (“Common Stock”), of which 67,540,002 shares were issued and outstanding as of the Record Date. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposal by resolution dated May 24, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 20, 2006.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENT TO THE ARTICLES OF INCORPORATION

On May 24, 2006, the board of directors of the Company (the “Board of Directors”) and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Articles of Incorporation

•	to effect a one (1) for ten (10) reverse stock split, whereby, as of the record date, each stockholder shall receive one share for every ten shares then owed.

THE REVERSE STOCK SPLIT

General

The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s common stock.

Background

The Company currently has 200,000,000 shares of Common Stock authorized, and approximately 67,540,002 shares of Common Stock are outstanding as of the Record Date. The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of the Company’s stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company’s stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 67,540,002 shares as of June 25, 2006 to approximately 6,754,000 shares.

In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to such fractional share multiplied by the closing price of the Common Stock on the date the reverse stock split is effected. After the reverse stock split, stockholders will have no further interest in the Company with respect to any fractional share. The Company currently has approximately 60 record holders of the Common Stock. The reverse stock split may have a material effect on the number of record holders of the Common Stock.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Nevada Agency & Trust Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

Procedure for Effecting Reverse Stock Split

The Company will promptly file an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Amended and Restated Articles of Incorporation, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Amended and Restated Articles of Incorporation is set forth in Appendix A to this Information Statement. The text of the Amended and Restated Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

•
There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

•	After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

•
There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

•	The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Authorized Shares

The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company currently has 200,000,000 shares of authorized Common Stock and 67,540,002 shares of Common Stock issued and outstanding as of June 25, 2006. Authorized but unissued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, the Company has no current plans to issue any additional shares of common stock. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

The following table sets forth information regarding the Company’s current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Issuance	Number of Shares of Common Stock Available for Issuance
As of June 25, 2006:	200,000,000	67,540,002	0	132,459,998
After Reverse Stock Split at the Ratio of one-for-ten:	200,000,000	6,754,000*	0	193,246,000

*	This number is approximate.

Accounting Matters

The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the reverse stock split ratio of one-for-twenty, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

Under the General Corporation Law of the State of Nevada, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The receipt of cash instead of a fractional share of the Common Stock by a United States holder of the Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of June 25, 2006, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (3)
Zujun Xu (2)	8,821,000	13.1%
Yujiao Xiong	8,250,000	12.2%
Youming Xiong	8,250,000	12.2%
Chaohui Wu	8,250,000	12.2%
Pingxin Liu	8,250,000	12.2%
Bo Chen	8,250,000	12.2%
All directors and executive officers as a group (1 person)	8,821,000	13.1%

(1)	Each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him. Percentages of less than one percent have been omitted from the table. The address for each of the individuals listed in the table is: No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan, Fu Tian Qu, Shenzhen City, P.R. China.
(2)	Mr. Xu is the CEO, CFO and Chairman of the Board of the Company.
(3)	Calculated on the basis of 67,540,002 shares of common stock issued and outstanding as of June 25, 2006.

CHANGE IN CONTROL ARRANGEMENTS

On April 12, 2006, Supreme Realty Investments, Inc. (the “Registrant”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Thomas Elliot, Jean LeRoy, Jimmy Harvey and Zujun Xu. There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Purchase Agreement, other than in respect of the Stock Purchase Agreement. Pursuant to the terms and conditions of the Stock Purchase Agreement, Zujun Xu (the “Buyer”) acquired from Thomas Elliot, Jean LeRoy, and Jimmy Harvey (collectively, the “Sellers”) approximately 70.6% of the issued and outstanding shares of common stock of the Registrant (the “Transaction”). Please note that the Company filed a copy of the Stock Purchase Agreement as exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on April 13, 2006.

Pursuant to the Transaction, the Buyer acquired control of the Company on April 12, 2006. The Buyers acquired control by purchasing approximately 70.6% of the issued and outstanding shares of common stock of the Company directly from the Sellers on the terms and conditions set forth in the Stock Purchase Agreement. The Buyers paid an aggregate of $590,000 for the shares of common stock acquired by them pursuant to the Stock Purchase Agreement. Mr. Xu used his personal funds to purchase the 8,821,000 shares he acquired.

On May 4, 2006, the Company entered into a Subscription Agreement with Yujiao Xiong, Youming Xiong, Chaohui Wu, Pingxin Liu, Bo Chen, Wei Liu, Juhua Wang, Shaoke Chen, Hanping Lee, and Mingtung Chen (collectively referred to herein as “Investors”). Pursuant to the terms of the Subscription Agreement, the Company issued and sold 55,000,000 shares of its common stock to the Investors in a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933. The Registrant sold the shares at a price of $0.0182 per share, for aggregate offering consideration of $1,000,000. There are no material relationships between the Registrant or its affiliates and the Investors, other than in respect of the Subscription Agreement.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information.

By Order of the Board of Directors,

Zujun Xu
Chairman of the Board

APPENDIX A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SUUPREME REALTY INVESTMENTS, INC.

      The undersigned officer of Supreme Realty Investments, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.
The name of the corporation is Supreme Realty Investments, Inc. (the “Corporation”). The Corporation was originally incorporated under the name Coronation Acquisition Corp., and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Nevada on February 9, 2000. The Corporation subsequently changed its name to Supreme Realty Investments, Inc. through the filing of Articles of Merger with the Secretary of State of the State of Nevada on October 21, 2004.

2.
On May 24, 2006, pursuant to the laws of the state of Nevada and the constituent documents of this Corporation, the Board of Directors adopted an amendment to Article IV of this Corporation’s Articles of Incorporation to authorize a 1-for-10 reverse split of this Corporation’s issued and outstanding shares of common stock.

The former Article VI read:

“Article VI. AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the corporation is 200,000,000 shares of common stock with a par value $0.001 per share, and 100,000,000 shares of non-voting, Series A, preferred stock with no par value.

All stock when issued shall be deemed fully paid and non assessable. No cumulative voting, on any matters which stockholders will be entitled to vote will be allowed for any purpose.

The authorized capital stock may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall from time to time determine. Shareholders will not have pre-emptive rights to acquire unissued shares of the stock of this corporation.”

Article VI is superseded and replaced as follows:

“Article VI. AUTHORIZED CAPITAL STOCK

      (A) The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $100,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

      (B) Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, the Corporation will effect a 1-for-10 reverse split of its issued shares of common stock. As of that date, every 10 shares then issued and outstanding or held in the Corporation’s treasury will be combined into and represent one share of its common stock, par value $0.001 each. As of that date, the 67,540,002 shares of this Corporation’s common stock currently issued and outstanding or held in the Corporation’s treasury will be combined into and represent approximately 6,754,000 shares, par value $0.001 each. As of that date, there will be 193,246,000 unissued shares of this Corporation’s common stock, par value $0.001 each, available for issuance. No fractional shares shall be issued as a result of such combination, but fair value of fractions of a share shall be paid in lieu thereof.”

3.
The number of shares of the Corporation issued and outstanding and entitled to vote on these amendments to the Articles of Incorporation is 67,540,002, of which 66,696,000 shares (98.8%) voted in favor; and the foregoing changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Accordingly, as hereby amended, the Articles of Incorporation of this Corporation are hereby restated in full as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
SUPREME REALTY INVESTMENTS, INC.

ARTICLE I.  NAME

The name of this Corporation is Supreme Realty Investments, Inc.

ARTICLE II.  DESIGNATED RESIDENT AGENT

The resident agent of the corporation where process may be served is:

Name	Address
Nevada Agency and Trust Company	50 West Liberty Street, Suite 880
Reno, Nevada 89501

ARTICLE III.  PURPOSES

The purpose, object and nature of the business for which this Corporation is organized are:

(a)	to engage in any lawful activity; and

(b)
to carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or these Articles of Incorporation.

ARTICLE IV.  DURATION

This Corporation shall have perpetual existence.

ARTICLE V. POWERS

The powers of this Corporation will be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this Corporation is formed. In addition, this Corporation will have the following specific powers:

(a)  To elect and appoint officers and agents of the corporation and fix their compensation;

(b)  To act as an agent for any individual, association, partnership, corporation, or other legal entity;

(c)  To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments;

(d)  To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares purchased, directly or indirectly, out of earned surplus;

(e)  To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

ARTICLE VI. AUTHORIZED CAPITAL STOCK

(A)   The Corporation shall have authority to issue an aggregate of 100,000,000 shares of common voting equity stock of par value $0.001 per share, and no other class or classes of stock, for a total capitalization of $100,000. The Corporation’s capital stock may be sold from time to time for such consideration as may be fixed by the Board of Directors, provided that no consideration so fixed shall be less than par value.

(B)   Effective as of the filing date of these Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada, the Corporation will effect a 1-for-10 reverse split of its issued shares of common stock. As of that date, every 10 shares then issued and outstanding or held in the Corporation’s treasury will be combined into and represent one share of its common stock, par value $0.001 each. As of that date, the 67,540,002 shares of this Corporation’s common stock currently issued and outstanding or held in the Corporation’s treasury will be combined into and represent approximately 6,754,000 shares, par value $0.001 each. As of that date, there will be 193,246,000 unissued shares of this Corporation’s common stock, par value $0.001 each, available for issuance. No fractional shares shall be issued as a result of such combination, but fair value of fractions of a share shall be paid in lieu thereof.”

ARTICLE VII. DIRECTORS

Section 1. Size of the Board. The numbers of directors of this Corporation may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors. Their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties will be such as are prescribed by statute and in the bylaws of this Corporation.

Section 2. Powers of Board. In furtherance and not in limitations of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

(a)	To make, alter, amend and repeal the bylaws subject to the power of the shareholders to alter or repeal the bylaws made by the Board of Directors;

(b)
Subject to the applicable provisions of the bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the account and books of the corporation, or any of them, will be open to shareholder inspection. No shareholder will have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the corporation;

(c)
To issue stock of the corporation for consideration of any tangible or intangible property or benefit to the corporation including, but not limited to, cash, promissory notes, services performed, or for any other assets of value in accordance with the action of the board of Directors without vote or consent of the shareholders and the judgment of the Board of Directors as to value received and in return therefore will be conclusive and said stock when issued will be fully paid and non-assessable;

(d)
To authorize and issue, without shareholder consent, obligations of the corporations secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, as real or personal property of the corporation, including after acquired property;

(e)
To determine whether any and if so what part of the earned surplus of the corporation will be paid in dividends to the shareholders, and to direct and determine other use and disposition of such earned surplus;

(f)	To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

(g)
To establish bonus, profit-sharing, stock option or other types of incentive compensation plans for the employees, including officers and directors, of the corporation and to fix the amount of profits to be shared and distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;

(h)
To designate, by resolution or resolutions passed by a majority of the whole Board of Directors, one or more committees, each consisting of two or more directors, which to the extent permitted by law and authorized by the resolution of the bylaws will have and may exercise the powers of the Board of Directors;

(i)	To provide for the reasonable compensation of its own members by bylaws, and to fix the terms and conditions upon which such compensation will be paid;

(j)
In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the bylaws of the corporation.

Section 3. Interested Directors. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm, association, or other legal entity will be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm or association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that (1) the interest of each such director will have been disclosed to or known by the Board and a disinterested majority of the Board will have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.

ARTICLE VIII  LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

The personal liability of a director or officer of the corporation to the corporation or the shareholders for damages for breach of fiduciary duty as a director or officer will be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

ARTICLE IX  INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation as follows:

(a)   The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon plea of nolo contendre or its equivalent does not itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.

(b)   The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses including amounts paid in settlement and attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)   To the extent that a director, officer or employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonable incurred by him in connection with the defense.

(d)   Any indemnification under subsection (a) and (b) unless ordered by a court or advanced pursuant to subsection (e), must be made by the corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

By the stockholders;

(i)  By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the  act, suit or proceeding;
(ii)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so  orders, by independent legal counsel in a written opinion; or
(iii)  If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e)   Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(f)   The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(i)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses  may be entitled under the certificate or Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on behalf of any director or officer if a final adjudication established that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(ii)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE X  PLACE OF MEETING; CORPORATE RECORD BOOKS

Subject to the laws of the State of Nevada, the shareholders and the directors will have the power to hold their meeting, and the directors will have the power to have an office or offices and to maintain the books of the corporation outside the State of Nevada, at such place or places as may from time to time be designated in the bylaws or by appropriate resolution.

ARTICLE XI AMENDMENT OF ARTICLES

The provision of these articles of incorporation may be amended, altered or repealed from time to time to the extent and manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to reservation.

ARTICLE XII INCORPORATORS

The names and post office addresses of the incorporators of this corporation are:

Name	Address

Harry Miller	P.O. Box 741
Bellevue, Washington 98009

ARTICLE XIII  ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

This corporation will NOT be governed by nor will the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied to this corporation.

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      IN WITNESS WHEREOF, this Corporation has caused these Amended and Restated Articles of Incorporation to be duly executed by the undersigned officer on June 26, 2006.

Supreme Realty Investments, Inc.

Zujun Xu
Chairman of the Board &
Chief Executive Officer